Exhibit 99.2

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Quarter Ended July 25, 2004

Unaudited

(Dollars in thousands, except price per unit)

	Housing Group				Recreational Vehicle Group
	Wholesale	Retail	Intercompany	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply		Financial Services	Other	Company Total

Operating revenues	$195,687	$66,705	$(36,021)	$226,371	$317,913	$146,414	$21,376	$485,703	$14,060	(A)	$1,625	$—	$727,759

Units sold	6,064	1,186	(956)	NM	3,245	8,542	2,720	14,507
Single-sections	1,767	184	(171)	NM
Multi-sections	4,297	862	(785)	NM
Pre-owned	NM	140	NM	NM
Class As					2,408
Class Cs					837
Conventional trailers						6,405
Fifth-wheel trailers						2,137

Average selling price per unit	$32,270	$56,244	$37,679	NM	$97,970	$17,140	$7,859	NM

Gross profit percent	22.9%	20.5%	NM	26.0%	15.7%	13.5%	12.1%	14.9%	18.4%		NM	NM	18.8%

Operating income (loss)	$6,063	$(5,986)	$329	$406	$16,868	$365	$(1,665)	$15,568	$1,027		$(360)	$(472)	$16,169

Operating margin	3.1%	(9.0)%	NM	0.2%	5.3%	0.2%	(7.8)%	3.2%	7.3%		NM	NM	2.2%

Depreciation	$1,710	$1,271	$—	$2,981	$759	$549	$344	$1,652	$395		$15	$1372	$6,415

Capital expenditures (est.)	$979	$125	$—	$1,104	$8,517	$166	$124	$8,807	$357		$30	$950	$11,248

(A)          Excludes $49,467,000 of intercompany sales.

NM         Not meaningful.

Fleetwood Enterprises, Inc.

Supplemental Operational Data

Quarter Ended July 25, 2004

Unaudited

(Dollars in thousands)

	Housing Group			Recreational Vehicle Group
	Wholesale	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply

Number of facilities (A)	21	124	NM	3	8	1	12	4

Capacity utilization (B)	66%	NM	NM	106%	69%	49%	NM	NM

Number of independent distribution points	1,246	NM	NM	229	579	500	NM	NM

Backlogs
Units	2,543	1,290	NM	1,106	1,377	290	2,773	NM
Sales value (C)	$82,063	$72,554	NM	$108,355	$23,602	$2,279	$134,236	NM

Dealer inventories (units)			8,023	4,993	17,340	6,930	NM	NM
Independent	5,729		5,729
Company-owned		2,294	2,294

(A)          Number of active facilities at the end of the quarter.

(B)           Based on the production at the end of the period.

(C)           The number of units in the backlog multiplied by the average selling price.

NM         Not meaningful.